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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 33-57639) and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP

Tulsa, Oklahoma

March 28, 1995